Exhibit (i)(2)

SEWARD & KISSEL LLP
901 K Street, NW
Suite 800
Washington, D.C.  20001
202-737-8833

November 26, 2014

Centre Funds
48 Wall Street
Suite 1100
New York, New York 10005

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Counsel” in the Statement of Additional Information filed as part of the post-effective amendment No. 10 to the Form N-1A registration statement for Centre Funds (File No. 333-173306).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Seward & Kissel LLP